EXHIBIT 99.1

                     Shareholder Letter Dated March 27, 2006


[Motient Logo]


March 27, 2006


To our Stockholders:

         Highland Capital Management, L.P. recently filed a letter to Motient shareholders with the SEC. The letter reiterated a number of claims and allegations that we believe have no merit and that Highland and its principal, James D. Dondero, have made in various forms over the past several months.

         Highland and Dondero Litigation Against Motient's Board and Others. You should know that the Delaware courts dismissed a lawsuit filed by Highland containing many of those same allegations. The court concluded, among other things, that the Highland complaint "makes generalized allegations that do not raise a reasonable doubt that the challenged transactions were the product of due care" by the Motient Board of Directors.

         Highland's latest letter closes by "strongly advis[ing]" you to read Highland's forthcoming proxy or consent statement. As you know, in previous filings Highland has identified individuals that it intends to nominate for election to Motient's Board of Directors, apparently as a preliminary step to asking you to turn control of Motient over to Highland and Mr. Dondero. We write to respond and shed some light on some of the allegations and misleading statements made by Highland in its March 16 Schedule 13D filing.

         Remaining Highland and Dondero Litigation Against Motient. As you evaluate Mr. Dondero's claims, and decide whether it would be appropriate to give Highland control of Motient, we recommend that you consider how consistently they have acted in ways that we believe are adverse to the interests of shareholders other than Highland--and in particular, recall the fact that Mr. Dondero and Highland have filed at least four separate lawsuits against Motient, members of its Board of Directors, and its outside counsel.

         Perhaps most telling is the Dondero/Highland response to a technical problem with Motient's issue of Series A Preferred Cumulative Convertible Preferred Stock last year. Many of you purchased Motient's Series A Preferred Stock, and all of you who did so--other than Highland--accepted Motient's offer to exchange your Series A Preferred Shares for shares of a new class of Series B Preferred Stock (the "Exchange Offer"). You obviously understood that the technical problem did not affect the investment decision that you made when you purchased the Series A Preferred stock; in accepting the Exchange Offer, you showed your willingness to allow the company to put the issue aside and move forward with its business plans.

         Apparently, Highland and Mr. Dondero had other ideas. Just weeks after Highland was informed of the technical issue relating to the preferred stock (through communication from Motient's management to Mr. Dondero in his capacity as a member of the Board of Directors), Highland filed suit against Motient seeking to rescind its purchase of the Series A Preferred stock and force Motient to pay back the $90 million that Highland had paid for its shares. As best we can understand it, Highland's suit is based on the contention that the


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Series A Preferred stock is "void." To us, it's a puzzling contention, at best.
No one other than Highland and Mr. Dondero has questioned the validity of the stock. Motient has at all times made it clear that Motient intends to honor Highland's rights as a preferred shareholder; in fact, Motient has paid Highland almost $2.5 million in cash dividends with respect to the Series A Preferred--and Highland has accepted the dividends without protest, even while prosecuting a lawsuit claiming that its stock was "void."

         As you know, the Exchange Offer reflected Motient's determination to ensure that the rights of the preferred shareholders could not be questioned. Mr. Dondero, however, while still a director of the Company, actively opposed the Exchange Offer. We even understand that Highland, which Mr. Dondero controls, attempted to persuade some of you to refuse to tender your shares of Series A Preferred Stock, and to join Highland's rescission lawsuit. When they were unable to convince you, Highland even went so far as to file another lawsuit--supposedly on behalf of those same Series A Preferred holders who had made a conscious choice not to join in Highland's counter-productive efforts--asking the court to prevent you from exchanging your shares. It is difficult to reconcile Highland's effort to have the courts force you to do what Highland was unable to persuade you to do with its assertion that its interest are aligned with yours.

         As to Highland's and Mr. Dondero's reference to the exchange offer being "scrutinized by the SEC," we trust that you understood that the "scrutiny" was nothing more than the SEC's standard review of Motient's public filings relating to the exchange offer - the same type of review that every other company is subject to when they file making such a filing with SEC regarding an exchange offer. Of course, when the facts support you, you don't have to pretend that a normal review-and-comment pursuant to the securities laws is something that reflects badly on the Company.

         Interestingly, Highland and Mr. Dondero refer to this subject as "the issuance of illegal preferred stock" and claim that Motient "wasted corporate assets" by conducting the Exchange Offer. No one other than Highland has ever contended that the stock was "void," much less "illegal." The only waste--one that unfortunately is still ongoing--is the attorneys' fees that Motient is having to incur in opposing Highland's and Mr. Dondero's self-serving litigation.

         We strongly believe that Highland's and Mr. Dondero's real goal in filing their rescission suit and opposing the Exchange Offer was to advance their agenda by causing trouble and disruption for the Company. We suggest that you evaluate the latest Highland/Dondero communication and consider why Highland and Mr. Dondero are again pursuing their "war of words" and litigation and whether these acts are in the best interests of the Company and its shareholders.

         Highland's Dubious Claim That Its Interests Are Aligned With Yours. In its March 16 Schedule 13D, Highland and Dondero claim that before he resigned as a director, Dondero was "the only member of the Board or management that had a material amount of money, or possibly any money, invested in Motient." This is, of course, false; one only need to look at Motient's various SEC filings (some of which Jim Dondero himself signed) which evidence the stock ownership of Motient's board and management. More significantly, Highland and Mr. Dondero


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didn't mention--even as they were touting their investment in Motient securities--that Highland is still prosecuting a rescission lawsuit in which it seeks to force Motient to repurchase $90 million worth of Highland's shares. An investor that is seeking to reduce its investment in Motient, and doing so in a manner that will harm your investment, can hardly claim that its interests are aligned with those of other investors.

         Highland's Histrionics Regarding Past Litigations Involving Motient's Directors. The March 16 13D continued Highland's and Mr. Dondero's drumbeat of allegation and innuendo concerning past litigation involving other Motient directors. As with their earlier pronouncements, this one is long on innuendo and short on specifics, making it virtually impossible to respond. We would simply note that if being a party to litigation disqualified someone from being an effective director, neither Mr. Dondero nor anyone else affiliated with Highland could ever serve on a board; as best we can tell, Highland/Dondero affiliates had been parties to over fifty lawsuits since the late 1990s--even before all of the different lawsuits spawned by Highland's and Mr. Dondero's war against Motient.

         Highland's Attempts at 20-20 Hindsight Regarding Fees Paid to Consultants. By now you're undoubtedly familiar with Highland's and Mr. Dondero's recycled allegations concerning fees paid by Motient to third-party consultants and investment bankers. While we won't try to repeat all of the things that we've said before in response, we will mention a few key points. First, the Audit Committee of the Board of Directors, and independent outside counsel, thoroughly investigated these allegations--without Mr. Dondero's cooperation, despite our repeated requests for specifics as to his claims--and found them unsubstantiated.

         Second, Mr. Dondero, as a member of Motient's Board of Directors, voted to approve the contracts under which the vast majority of fees were paid to such consultants and investment bankers during his tenure.

         Third, most of the fees about which Mr. Dondero apparently complains were paid to investment bankers at times when Motient had few options for raising capital. If other, less-costly sources of capital had been available, presumably Mr. Dondero would have suggested them. Moreover, if Dondero thought the fees were so excessive, why did his controlled funds participate in every deal and thus provide a portion of the funds to pay such fees to such advisors? Lastly, Highland continues to misrepresent the facts by quoting fees paid in stock at their peak values, rather than the fraction of that value at the time they were paid. In so doing, Highland and Mr. Dondero are not merely misrepresenting the genuine amount of the fees paid, but seek to avoid admitting that the services of these professionals were successful, accomplishing the very thing - raising much needed capital - that allowed us to quadruple our market value since 2003.

         Proposed Transactions. Motient's management and Board of Directors continue to pursue transactions that will allow Motient to best realize value for its shareholders. We have made changes, revised our proposed courses of action, and pursued other options when conditions made it prudent to do so. However, Highland's claim that one particular proposed transaction was abandoned because of pressure from Highland is completely fictitious, and brings to mind Aesop's rooster, who having once coincidentally crowed as the sun was rising, became convinced that he alone made the sun come up.


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         We fervently believe that Highland and Mr. Dondero have hindered, rather than helped, the work of management and the Board of Directors on behalf of Motient's shareholders. They have cost Motient hundreds of thousands of dollars already in attorneys' fees and expenses in the process. In addition, Motient has filed, and is continuing to prosecute, suits against Mr. Dondero, alleging breaches of fiduciary duties as a member of the Board of Directors, and against Highland and its affiliates alleging violations of the securities laws with false and misleading filings.

         As you evaluate communications from Highland and Mr. Dondero such as their March 16 Schedule 13D, please keep in mind this and other communications we have made to you, our shareholders, which we believe show clearly how Highland and Mr. Dondero have not acted in the best interests of Motient or its affiliates and stockholders.

         On a positive note, we are proud of the progress the Company has made under its current leadership. We have and will continue to act in the interests of all Motient shareholders and thank you for your continued support.


         Sincerely,


         Motient Corporation


Motient Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies or consent revocations from stockholders of Motient. Information regarding the names of Motient's directors, executive officers and their respective interests in Motient by security holdings or otherwise is set forth in Motient's proxy statement relating to the 2005 annual meeting of stockholders, which may be obtained free of charge at the SEC's website at www.sec.gov and Motient's website at www.motient.com.

Motient Corporation intends to file a Proxy Statement or Consent Revocation Statement on Schedule 14A with the SEC. Investors and security holders are advised to read Motient's Proxy Statement or Consent Revocation Statement, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement or the Consent Revocation Statement on Schedule 14A (when filed) free of charge at the SEC's website at www.sec.gov. Motient Corporation also will provide a copy of these materials without charge on its website at www.motient.com.

Statement Under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.


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